Exhibit 99.1 to Form 4
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                             Joint Filer Information
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Name of Joint Filer:                           The Bear Stearns Companies Inc.

Address of Joint Filer:                        383 Madison Avenue
                                               New York, NY   10179

Relationship of Joint Filer to Issuer:         10% Owner

Issuer Name and Ticker or Trading Symbol:      Cleco Corporation (CNL)

Date of Earliest Transaction
(Month/Day/Year):                              2/5/2004

Designated Filer:                              Bear, Stearns & Co. Inc.



SIGNATURE:

THE BEAR STEARNS COMPANIES INC.

By: /s/ Kenneth L. Edlow
    -------------------------------
    Name: Kenneth L. Edlow
    Title: Secretary


March 4, 2004
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Date